AMENDMENT NO. 1 TO TRUST AGREEMENT


         This Amendment No. 1 to Trust Agreement ("Amendment No. 1"), dated as of May 5, 2000 amends the Trust Agreement dated December 28, 1999 between Southern Financial Bancorp, Inc., a Virginia corporation (the "Depositor"), and Wilmington Trust Company, a Delaware banking corporation (the "Trustee"), by which a trust known as Southern Financial Capital Trust I (the "Trust") was created, as follows:

         1. Georgia S. Derrico and R. Roderick Porter are each hereby designated as an Administrative Trustee of the Trust and by their respective signatures to this Amendment No. 1 each agrees to serve in such capacity.

         2. The Administrative Trustees or any one of them are hereby authorized, on behalf of the Trust, to cause the Trust to issue Trust Securities (both Capital Securities and Common Securities) as described in the Preliminary Prospectus dated April 6, 2000 relating to the public sale of the Capital Securities substantially on the terms and conditions, and with the authorizations, set forth in the form of the Amended and Restated Declaration of Trust included as an exhibit to the registration statement relating to the Capital Securities filed with the Securities and Exchange Commission on January 11, 2000.

         3. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Amended and Restated Declaration of Trust referred to in the preceding paragraph.

         4.       This   Amendment  No.  1  may  be  executed  in  one  or  more
counterparts.




                            [SIGNATURES ON NEXT PAGE]


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         In witness whereof,  the parties have caused this Amendment No. 1 to be duly executed as of the date first written above.

                                   SOUTHERN FINANCIAL BANCORP, INC.,
                                   as Depositor



                                   By: /s/ R. Roderick Porter
                                       -----------------------------------------
                                       Name:  R. Roderick Porter
                                       Title: President and
                                              Chief Operating Officer


                                   WILMINGTON TRUST COMPANY,
                                   as Trustee



                                   By: /s/ James P. Lawler
                                       -----------------------------------------
                                       Name:  James P. Lawler
                                       Title: Vice President


                                   /s/ Georgia S. Derrico
                                   ---------------------------------------------
                                   Georgia S. Derrico, as Administrative Trustee


                                   /s/ R. Roderick Porter
                                   ---------------------------------------------
                                   R. Roderick Porter, as Administrative Trustee









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